EXHIBIT 4.11.2
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
SECOND SENIOR SECURED NOTES REGISTRATION RIGHTS AGREEMENT JOINDER
     With respect to the Senior Secured Notes Registration Rights Agreement, dated as of February 1, 2011, among Reynolds Group Issuer Inc., a corporation organized under the laws of Delaware (the “US Corporate Issuer”), Reynolds Group Issuer LLC, a limited liability company organized under the laws of Delaware (the “US LLC Issuer”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (public limited liability company) incorporated under the laws of Luxembourg (the “Lux Issuer” and, together with the US Corporate Issuer and the US LLC Issuer, the “ Issuers”), certain Guarantors (as defined therein) and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein and, such agreement, the “Registration Rights Agreement”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto (each a “Guarantor”) assumes all of the rights and obligations as Guarantors under the Registration Rights Agreement, in each case, as of the date of this Joinder and as though it had entered into the Registration Rights Agreement on February 1, 2011. The obligations assumed by the Issuers and the Guarantors under this Joinder, dated March 2, 2011, shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Registration Rights Agreement.
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CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA.
By:	/s/ Guilherme Rodrigues Miranda
	Name:	Guilherme Rodrigues Miranda
	Title:	Manager

SIG BEVERAGES BRASIL LTDA.
By:	/s/ Felix Colas Morea
	Name:	Felix Colas Morea
	Title:	Manager

SIG COMBIBLOC DO BRASIL LTDA.
By:	/s/ Ricardo Lança Rodriguez
	Name:	Ricardo Lança Rodriguez
	Title:	Manager

By:	/s/ Edimara Iasen Wieczorek
	Name:	Edimara Iasen Wieczorek
	Title:	Manager

Joinder to Registration Rights Agreement
(Senior Secured Notes — 2011)

CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG BEVERAGES GERMANY GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC SYSTEMS GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG COMBIBLOC HOLDING GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

Joinder to Registration Rights Agreement
(Senior Secured Notes — 2011)

SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG INTERNATIONAL SERVICES GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG INFORMATION TECHNOLOGY GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

SIG VIETNAM BETEILIGUNGS GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorized Signatory

Joinder to Registration Rights Agreement
(Senior Secured Notes — 2011)

SIG Euro Holding AG & CO. KGaA towards all parties to this Agreement other than SIG Reinag AG, acting through its general partner (Komplementär) SIG Reinag AG
By	/s/ Karen Mower
Name: Karen Mower
	Title:	Authorised Signatory

towards SIG Reinag AG, acting through its supervisory board (Aufsichtsrat), represented by the chairman of the supervisory board acting as its authorized representative
/s/ Rolf Stangl
Name:	Rolf Stangl
Title:	Chairman of the supervisory board
Joinder to Registration Rights Agreement
(Senior Secured Notes — 2011)